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               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 26, 2001, included in this Annual Report on Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-27395).


/s/ Piercy, Bowler, Taylor & Kern
PIERCY, BOWLER, TAYLOR & KERN

Las Vegas, Nevada
June 4, 2001